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                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement and related Prospectus of CCB Financial Corporation and to the incorporation by references therein of our report dated February 3, 1994, with respect to the consolidated financial statements of First Federal Savings and Loan Association of Charlotte included in Security Capital Bancorp's Current Report on Form 8-K dated December 6, 1994 filed with the Securities and Exchange Commission.


                                         /s/          ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP


Winston-Salem, North Carolina
January 27, 1995